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                                   EXHIBIT 21

                           SUBSIDIARY OF THE COMPANY


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                         BIOMAGNETIC TECHNOLOGIES, INC.
                              LIST OF SUBSIDIARIES
                               SEPTEMBER 30, 1995


                                         Jurisdiction       Percentage of
                                           in which       Voting Securities
               Name                      Incorporated      Owned by Parent
---------------------------------        ------------     -----------------
Biomagnetic Technologies GmbH (A)           Germany              100%



         (A) The subsidiary changed its name in October 1991. It was formerly known as S.H.E. Kryotechnische Instrumente und Systeme GmbH.